EXHIBIT 23.2

              CHORUS COMMUNICATIONS GROUP, LTD.


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation of our report dated February 6, 1998, on the consolidated financial statements of Chorus Communications Group, Ltd. and subsidiaries as of December 31, 1997, and for each of the two years in the period ended December 31, 1997, included in this Form 10-K, in the Company's previously filed Form S-8 Registrant Statement No. 333-68873.



Kiesling Associates LLP
Madison, Wisconsin
March 30, 1999